UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2024

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Power Integrations, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	000-23441	94-3065014
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5245 Hellyer Avenue

San Jose, California 95138-1002

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code (408) 414-9200

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	POWI	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 3, 2024, the Company was informed by Yang Chiah Yee, vice president of worldwide sales, that he has accepted a similar role at another semiconductor company focused on the data-center market; the company does not compete with Power Integrations. Mr. Yee will remain in his current position until September 21, 2024 and will assist in transitioning the role to his successor.

Mr. Yee will be succeeded in the role of vice president of worldwide sales by Gagan Jain, 47, who is being promoted from the position of senior director of sales for the Americas region, a role he has held since 2016. Mr. Jain joined Power Integrations in 2013, initially managing the Company’s industrial and high-power gate-driver business in Japan before being promoted to director of sales for Japan. In all, Mr. Jain has 23 years of technical, marketing and sales experience. Prior to joining Power Integrations, he held various managerial positions at Infineon Technologies Japan in that company’s industrial module and bi-polar devices business; prior roles at other companies included business development and technical sales positions in India and Japan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Power Integrations, Inc.

Dated:	September 4, 2024	By:	/s/ SANDEEP NAYYAR
Sandeep Nayyar
Chief Financial Officer